UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 14, 2011

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34473	20-2533768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4101 Research Commons
79 T.W. Alexander Drive

 Research Triangle Park, North Carolina  27709

(Address of principal executive offices)

                                   (919) 316-6300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

            On February 14, 2011, Talecris Biotherapeutics Holdings Corp. (“Talecris”) held a special meeting of its stockholders relating to its pending merger with Grifols, S.A. (“Grifols”) pursuant to the Agreement and Plan of Merger, dated as of June 6, 2010, among Grifols, Grifols, Inc. (a wholly owned subsidiary of Grifols) and Talecris (as amended and as it may be further amended or modified, the “Merger Agreement”).

At the meeting, Talecris stockholders present in person or by proxy voted on the matters described below.

1.               Stockholders approved a proposal to adopt the Merger Agreement, based on the following votes:

Votes For	Votes Against	Votes Abstained
108,415,939	11,329	6,096

2.               Stockholders approved a proposal to approve an adjournment of the meeting, if necessary, to solicit additional proxies if there were not sufficient votes to adopt the Merger Agreement, based on the following votes:

Votes For	Votes Against	Votes Abstained
106,231,569	2,193,149	8,646

Item 8.01 OTHER EVENTS.

            On February 14, 2011, Talecris issued a press release announcing the results of the special meetings of stockholders relating to the pending merger.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

               (d) The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated February 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talecris Biotherapeutics Holdings Corp. (Registrant)
Date: February 17, 2011	/s/ John F. Gaither, Jr. Name: John F. Gaither, Jr. Title: Executive Vice President, General Counsel and Corporate Secretary